FROM:    THE WARNACO GROUP, INC.
         90 Park Avenue, 26th Floor
         New York, NY 10016
         Contact:  Stanley P. Silverstein Tel: (212) 287-8455

         Rubenstein Associates, Inc.
         Public Relations-
         Contact:  Howard J. Rubenstein Tel: (212) 843-8080
                   Gerald McKelvey      Tel: (212) 843-8013

                   WARNACO ANNOUNCES DISMISSAL OF LAWSUIT


         New York (23 May, 2001) - The Warnaco Group, Inc. (NYSE:WAC) said that it had resolved its differences with Fruit of the Loom, Inc., and that Fruit of the Loom had voluntarily dismissed a lawsuit filed against the Company.

         As previously reported, on March 29, 2001, Warnaco announced that as part of its ongoing strategic operating initiatives it would exit its Fruit of the Loom bra business.

         The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, mens' and women's sportswear, better dresses, fragrances and accessories sold under such brands as Warner's(R), Olga(R), Fruit of the Loom(R) bras, Van Raalte(R), Lejaby(R), Weight Watchers(R), Bodyslimmers, Izka(R), Chaps by Ralph Lauren(R), Calvin Klein(R) men's, women's and children's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R)/Authentic Fitness men's, women's and children's swimwear, sportswear and swimwear, sportswear and swim accessories, Polo by Ralph Lauren(R) women's and girls' swimwear, Oscar de la Renta(R), Anne Cole(R), Cole of California(R) and Catalina(R) swimwear, A.B.S. by Allen Schwartz(R) women's sportswear and better dresses and Penhaligon's(R) fragrances and accessories.